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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of Harris Interactive Inc. of our reports dated July 27, 2001 relating to the consolidated financial statements and financial statement schedule of Harris Interactive Inc., which appear in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.




/s/ PricewaterhouseCoopers LLP

Rochester, New York
November 6, 2001